                                                                       EXH. 10.5



            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGIS TRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

                         TRIARC COMPANIES, INC.

                        13.5% SENIOR SECURED NOTE

$40,700,000                                                   New York, New York
                                                              July 2, 1996

            FOR VALUE RECEIVED, the undersigned, Triarc Companies, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower"), hereby promises to pay to the order of National Propane, L.P. (together with its successors and permitted assigns, the "Lender"), at such place as the Lender shall from time to time designate to the Borrower in writing, the aggregate principal amount of FORTY MILLION SEVEN HUNDRED THOUSAND DOLLARS ($40,700,000), in such amounts and on such dates as determined according to Section 1 hereof, with daily interest on the outstanding principal amount hereof from the date hereof to (but excluding) the maturity of this Note (whether by acceleration or otherwise) at the rate set forth in Section 2 hereof, said interest being payable in semi-annual installments in arrears on the 30th day of June and December in each year and at maturity. The Borrower shall pay principal, interest and all other amounts due hereunder in immediately available funds. In the event that any payment due hereunder is required to be made on a day that is not a Business Day, such payment shall be made on the next Business Day. In case an Event of Default (as defined in Section 7.1) shall occur and be continuing, the entire principal amount of this Note may become or be declared to be due and payable in the manner and with the effect provided herein. Certain capitalized terms used herein are defined in Section 8.

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                                                                    2




Section 1.  Principal.

            Beginning on June 30, 2003 and on each anniversary thereafter through and including June 30, 2010, the Borrower will prepay the principal amount of this Note in eight equal installments of $5,087,500 with the final maturity date of this Note being June 30, 2010. Any optional prepayment of the principal of this Note permitted hereunder shall be applied to reduce the mandatory prepayments otherwise required by this Section 1 in the direct order such prepayments are due.

Section 2.  Interest.

            The Borrower will pay interest on the outstanding principal amount hereof, until the principal amount hereof is paid in full, at a rate of 13.5% per annum. Interest on this Note will accrue from and including the most recent date on which interest has been paid (or, if no interest has been paid, from and including the date of issuance of this Note) to but excluding the date of payment. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed. The Borrower shall pay interest on overdue principal and on overdue interest to the full extent permitted by law at a rate equal to 15.5% per annum.

Section 3.  Collateral.

            3.1   Pledge and Grant of Security Interest.

                  (a) Pledged Interests. To induce the Lender to accept this Note, and as security for the due and punctual payment and performance of all obligations of the Borrower now or hereafter existing under this Note, whether for principal, premium, interest, or any other amount payable under this Note (collectively, the "Obligations"), the Borrower hereby pledges, assigns, transfers and grants to the Lender a first priority continuing security interest in (i) all of the capital stock of the General Partner, now owned or hereafter acquired by the Borrower (the "Pledged Stock"), (ii) all Permitted Consideration (the "Pledged Permitted Consideration") received, receivable or otherwise distributed in exchange for the Pledged Stock in connection with any Permitted Third Party Sale (as defined below) and (iii) all dividends, distributions, liquidating dividends, stock dividends, stock or partnership rights, options, rights to subscribe, cash, instruments and other property and proceeds and principal, premium and interest payments received, receivable or otherwise distributable in respect of or exchanged for the Pledged Stock or Pledged Permitted Consideration (the items listed in clauses (i), (ii) and (iii) being referred to collectively as the "Pledged Interests").

                  (b) Pledged Retained Assets. To induce the Lender to accept this Note, and as security for the due and punctual payment and performance of the

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                                                                    3




Obligations, the Borrower hereby pledges, assigns, transfers and grants to the Lender a first priority continuing security interest in the Retained Assets owned by the Borrower upon the occurrence of the General Partner Merger in an amount equal to the lesser of (A) all of the Retained Assets held by the General Partner immediately prior to the General Partner Merger or (B) Retained Assets having an aggregate Value equal to the then outstanding principal amount of this Note (such lesser amount being referred to as the "Pledged Retained Assets").

                  (c)   Delivery of Collateral.

                      (i) In furtherance of the pledge, assignment, transfer and grant of the security interests provided for in Section 3.1(a) and (b), the Borrower herewith delivers to the Lender a certificate or certificates representing the Pledged Stock, together with an instrument of transfer duly executed in blank relating thereto. In addition, the Borrower hereby agrees to deliver to the Lender, upon receipt thereof, certificates representing any other securities from time to time included in the Pledged Interests and hereby agrees to deliver, upon the occurrence of the General Partner Merger, a certificate or certificates representing any of the Pledged Retained Assets, in each case together with instruments of transfer duly executed in blank relating thereto. All securities, rights, interests, cash or other assets pledged pursuant to this
Section 3.1 or otherwise required to be pledged pursuant to the terms of this Note are referred to herein collectively as the "Collateral."

                     (ii) The Borrower shall cause to be opened and maintained with The Bank of New York a non-interest bearing bank account (the "Cash Account"), under the sole dominion and control of the Lender into which shall be deposited any Permitted Consideration received by the Borrower that is in the form of cash and, after the General Partner Merger, any consideration that is received by the Borrower in connection with the sale of Pledged Retained Assets that is in the form of cash, any cash that is designated as Pledged Retained Assets pursuant to the last sentence of Section 3.2(b)(ii) and any other cash designated as Collateral. Any such amounts received by the Borrower shall be promptly delivered by it to the Lender for deposit into such account, and until so deposited shall be held in trust for the Lender and not commingled with any other funds of the Borrower. Such cash when deposited shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled upon notice delivered to the Lender to direct that such cash be invested in Cash Equivalents as designated by the Borrower. If any amounts deposited in such account shall have been identified by the Borrower for release from the security interest created hereunder as provided in Section 3.3(c), the Lender shall forthwith return such amounts to the Borrower.

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                                                                    4




                  (d) Filings; Other Actions. The Borrower will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC and such other statements, assignments, instruments, documents, agreements and other papers as necessary or as the Lender may reasonably request in order to create, preserve, perfect, confirm or validate the security interests in the Collateral.

            3.2   Voting Rights; Dividends; Transfers; etc.

                  (a) Voting Rights; Dividends. So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to (i) exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof and (ii) receive, retain, dispose of, or otherwise use or deal with in its sole discretion any and all dividends, distributions and interest payments paid in respect of the Collateral.

                  (b)   Transfer or Pledge of Pledged Retained Assets.

                        (i) So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to sell, assign, transfer, convey, grant a security interest in, hypothecate or pledge (collectively, "Transfer"), or permit the Transfer, in an arms'-length transaction with an independent, unrelated third party, of any of the Pledged Retained Assets if such Transfer satisfies the condition in Section 3.2(b)(ii). Prior to the General Partner Merger, this Section 3.2(b) shall also govern the Transfer of
(A) all Retained Assets (other than that portion of the Retained Assets the aggregate Value of which, when taken together with the aggregate Value of all other Retained Assets, is greater than the principal amount of this Note outstanding from time to time) and (B) Retained Assets in which a first priority security interest has been granted under Section 6.6(a) or 9.2 (collectively, "Potential Pledged Retained Assets").

                        (ii) No Transfer of Pledged Retained Assets or Potential Pledged Retained Assets shall be permitted unless (except as otherwise permitted by the proviso in Section 6.6(b)), immediately after giving effect to such transaction the General Partner continues to hold Pledged Retained Assets or Potential Pledged Retained Assets, as the case may be (excluding any Pledged Retained Assets or Potential Pledged Retained Assets hypothecated, pledged or in which a security interest has been granted to any Person other than the Lender) and/or Cash or Cash Equivalents that are designated by the General Partner as Pledged Retained Assets (or Potential Pledged Retained Assets), as provided in the last sentence of this Section 3.2(b) (ii), with a Value equal to not less than the outstanding principal amount of this Note at such time. For purposes of satisfying the foregoing condition, the General Partner may designate any of its cash or Cash Equivalents as Pledged Retained Assets (or Potential

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

                                                                    5




Pledged Retained Assets) and, thereafter, such assets shall be deemed to be Pledged Retained Assets (or Potential Pledged Retained Assets ) for all purposes of this Note, including, without limitation, Section 3.1(b).

                        (iii) Upon the occurrence and the continuance of an Event of Default, the Borrower shall not Transfer or permit the Transfer of any of the Pledged Retained Assets or Potential Pledged Retained Assets.

                  (c) Transfer of Pledged Interests. The Borrower shall not be entitled to Transfer all or any portion of the Pledged Interests, except in an arms'-length transaction with an independent, unrelated third party that satisfies the following conditions (each Transfer permitted hereunder being referred to as a "Permitted Third Party Sale"):

                      (i) in any such Transfer (other than a sale, assignment, transfer or conveyance to any Person that assumes the Borrower's obligations under this Note as provided in Section 9.2 and pledges the Pledged Interests so acquired as security for the performance of the Obligations, in which case the condition contained in this clause (i) shall not be applicable), the consideration received by the Borrower shall be at least equal to the fair market value of the Pledged Interest that is Transferred, as determined by the Borrower in good faith, and shall be in the form of Permitted Consideration,

                     (ii) the Borrower shall not effect any such Transfer if, after giving effect to such Transfer, the Borrower shall own Pledged Stock (excluding Pledged Stock that the Borrower has hypothecated, pledged or granted a security interest in to any Person other than the Lender) constituting less than a majority of the voting common stock and voting power of the General Partner then outstanding (other than in connection with a sale, assignment, transfer or conveyance of all of the Pledged Stock) unless the Borrower grants to the Lender a first priority security interest in cash or Cash Equivalents with an aggregate Value at least equal to the then outstanding principal amount of the Note, and

                    (iii) no Event of Default shall have occurred and be continuing.

            In connection with any Permitted Third Party Sale, the Pledged Interests transferred shall be released from the security interest created hereunder. In addition, in connection with a Permitted Third Party Sale under clause (ii) above that results in the Pledged Stock constituting less than a majority of the voting common stock of the General Partner and in which the Borrower grants to the Lender a security interest in the substitute collateral identified in such clause, all shares of Pledged Stock shall be released from the security interest created hereunder.

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                                                                    6




                  (d) Lender's Rights During Event of Default. If an Event of Default shall have occurred and be continuing and any amounts shall be due and payable (whether by maturity or otherwise) under any of the Obligations, all rights of the Borrower to (i) exercise the voting and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to Section 3.2(a); (ii) Transfer or permit the Transfer of any Pledged Retained Assets as provided in Section 3.2(b) and (iii) receive and retain any and all dividends, distributions and interest paid in respect of the Pledged Interests as provided in Section 3.2(a), shall cease and all such rights shall, to the extent permitted by law, thereupon become vested in the Lender, and the Lender shall thereupon have the sole right to exercise such voting and other consensual rights as provided in Section 3.2(a), to Transfer or permit the Transfer of Pledged Retained Assets as provided in Section 3.4 and to receive and hold as Collateral such dividends, distributions and interest payments as provided in
Section 3.2(a); provided that, the Lender shall not be permitted to exercise such voting or other consensual rights with respect to any capital stock of the General Partner included in the Pledged Interests if, such exercise would result in the loss of the Lender's status as a pass-through entity for federal or state income tax purposes or cause the dissolution of the Lender, in which case the Lender shall have been deemed to have assigned such voting and other consensual rights to the Trustee unless the Borrower shall have delivered an opinion of counsel that the exercise of such rights by such Trustee would cause such a result, in which case no such deemed assignment shall occur. All such dividends, distributions and interest payments that are received by the Borrower contrary to the provisions of this Section 3.2(d) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower and shall forthwith be paid over to the Lender as Collateral in the same form as so received (with any necessary endorsements).

            3.3  Releases of Collateral.

                  (a) If the Value of the Pledged Permitted Consideration received from any Permitted Third Party Sale that is required to be pledged by the Borrower pursuant to Section 3.1(a)(ii) (together with the Pledged Permitted Consideration received from all previous Permitted Third Party Sales that are so pledged) at any time of determination, exceeds the then outstanding principal amount of this Note (after giving effect to any repayment of this Note being made at the time of such determination), any Pledged Permitted Consideration in excess of such Value shall be released from the security interest granted hereunder and no longer shall constitute Pledged Permitted Consideration. The Value of such Pledged Permitted Consideration shall be determined at the time of each bona fide Permitted Third Party Sale and at the time of each repayment of any portion of the principal amount of this Note.

                  (b) If the Value of the Pledged Retained Assets, if any, exceeds the outstanding principal amount of this Note (after giving effect to any

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                                                                    7




repayment of this Note being made at the time of such determination) at any time of determination, any Pledged Retained Assets in excess of such Value shall be released from the security interest granted hereunder and no longer shall constitute Pledged Retained Assets. The Value of such Pledged Retained Assets shall be determined at the time of each bona fide sale of Pledged Retained Assets to a Person that is not an Affiliate of the Borrower and upon each repayment of any portion of the principal amount of this Note.

                  (c) In the event that any Collateral is required, pursuant to clause (a) or clause (b) above, to be released from the security interest granted hereunder, the Borrower may select which of the Collateral shall be so released.

                  (d) Upon the payment in full in cash of the Obligations, the security interest granted under this Note shall automatically terminate and cease to be of any force and effect, the Collateral shall be released from the security interest created under this Note and the Collateral and the Retained Assets shall no longer be subject to any restrictions imposed under this Note.

                  (e) The Lender agrees that it shall execute and deliver such documents and instruments and take all such other action, as the Borrower may reasonably request (and at the expense of the Borrower), to evidence the termination of the security interest, and the release of the Collateral and the Retained Assets, as provided in this Section 3.3 or otherwise in this Note.

            3.4 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have, in addition to any other rights given by law, including, without limitation, under the UCC, or the rights hereunder, all of the rights and remedies of a secured party with respect to the Collateral. In addition, if any Event of Default shall occur and be continuing, the Lender may apply against the Obligations then due and payable any amounts on deposit in the Cash Account and upon fifteen (15) days prior written notice to the Borrower (the "Sale Notice") sell all or any portion of the Collateral at any public or private sale at such price and on such terms as the Lender reasonably may determine, and the purchaser of the Collateral or portion thereof so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Sale Notice shall, in the case of a public sale, state the time and place fixed for such sale or in the case of a private sale, state the day after which such sale may be consummated. Neither the Lender nor the Partnership may be a purchaser of any of the Pledged Stock at such sale or otherwise acquire the Pledged Stock at any time when the General Partner holds the Unsubordinated General Partner Interest; provided that, the Lender may assign its rights hereunder to be a purchaser at such sale to any Person, other than a Subsidiary of the Partnership, and such assignee shall not be so restricted. The Borrower hereby agrees that, if so requested by the Lender in the Sale Notice, the

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                                                                    8




Borrower shall use its best efforts to cause the General Partner to transfer the Unsubordinated General Partner Interest to a third party (which may be an Affiliate of the Borrower other than a subsidiary of the General Partner) no later than immediately prior to the consummation of the sale provided for in the Sale Notice. The Borrower hereby agrees that any transfer or sale of all or any portion of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

            3.5 Further Assurances. The Borrower agrees that it will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, instruments of transfer, proxies and such other documents, and will take all such other action, as the Lender may reasonably request from time to time in order to carry out the provisions and the purposes hereof.

Section 4.  Optional Prepayment.

            4.1  Prepayment by Borrower.

                  (a) Except as otherwise provided herein, the Borrower shall not have any right to prepay or redeem this Note prior to June 30, 2001.

                  (b) At any time on or after June 30, 2001 but prior to June 30, 2002, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note, in whole or in part, at a redemption price equal to 103% of the principal amount prepaid together with accrued interest on the portion prepaid.

                  (c) At any time on or after June 30, 2002 but prior to June 30, 2003, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note, in whole or in part, at a redemption price equal to 101.5% of the principal amount prepaid, together with accrued interest on the portion prepaid.

                  (d) At any time on or after June 30, 2003, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note without premium or penalty, in whole or in part, together with accrued interest on the portion prepaid.

                  (e) Notwithstanding anything to the contrary contained in this
Section 4.1, the Borrower shall have the right, but not the obligation, to prepay the outstanding principal amount of this Note without premium or penalty,

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                                                                    9




                        (i) in whole or in part, within 180 days after the consummation of an Acquisition (as defined in the Partnership Agreement), in an amount not to exceed the sum of (x) the total amount of any indebtedness (including refinancing indebtedness) incurred by the Lender or the Partnership in connection with such Acquisition that is repaid using the proceeds of the prepayment of this Note and (y) the total amount of other cash (not resulting from proceeds of the indebtedness referred to in clause (x)) paid by the Lender or the Partnership in connection with such Acquisition; or

                        (ii) in whole, but not in part, within 180 days of any transaction (A) that results in either the General Partner no longer being an Affiliate of the Borrower or the General Partner no longer being an Affiliate of the Lender and (B) in which (x) the total consideration received by the General Partner for each Subordinated Unit (or Common Unit issued upon conversion of a Subordinated Unit) sold, transferred or assigned by the General Partner in such transaction, if any, is not less than an amount (the "Threshold Price") equal to the Initial Unit Price (as such Initial Unit Price may be adjusted for splits, distributions of capital surplus or other reclassifications of the Units) or (y) if such transaction does not involve the sale of Units by the General Partner but rather involves the merger or sale of stock of the General Partner, in which the total consideration received by the Borrower in such transaction implies a value, determined by the Borrower in good faith, for each Subordinated Unit (or Common Unit issued upon conversion of a Subordinated
      Unit) of not less than the Threshold Price.

            4.2 Notice. Notice of any optional prepayment by the Borrower of this Note pursuant to Section 4.1 shall be given to the Lender at least 10 days prior to the date fixed for such prepayment, which must be a Business Day.

Section 5. Representations and Warranties. The Borrower represents and warrants to the Lender as of the date hereof that:

            5.1 Incorporation. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Note, to grant the security interest in the Collateral as provided herein and to perform its obligations hereunder.

            5.2 Authority. This Note has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect

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                                                                    10




relating to creditors' rights and remedies generally and (ii) general equitable principles, whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought.

            5.3 No Conflicts. The execution, delivery and performance by the Borrower of this Note, including, without limitation, the grant of the security interest in the Collateral as provided herein, do not (i) violate any provision of any law, rule or regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of the Borrower or any indenture or loan or credit agreement or any other agreement or instrument to which the Borrower is a party or (iii) except as contemplated by this Note, result in, or require the creation or imposition of, any lien or encumbrance upon or with respect to any of the properties now owned by the Borrower, except, in the case of (i), (ii) or (iii), where such violation, conflict, default or creation or imposition of any lien or encumbrance would not (individually or in the aggregate) have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or on the value of the Collateral.

            5.4 Title to Collateral. The Borrower owns beneficially and of record all of the Pledged Stock, free and clear of all liens and other encumbrances, except for those created hereunder. The General Partner owns the Retained Assets beneficially and of record free and clear of all liens and other encumbrances, except for those created hereunder, and the restrictions contained in the Partnership Agreement.

Section 6.  Covenants.

            6.1 Notice of Defaults. The Borrower shall give notice in writing to the Lender promptly but in any event within five Business Days after becoming aware of the occurrence of any Event of Default under this Note or an event which with notice or lapse of time would become an Event of Default.

            6.2 Financial Reports. The Borrower shall prepare and furnish to the Lender (i) as soon as practicable, after the close of each fiscal year of the Borrower, but not later than ten (10) Business Days after the date such are filed with the Securities and Exchange Commission, an audited consolidated balance sheet of the Borrower, and the related consolidated statements of income, additional capital and cash flows (or similar statements) for such fiscal year and (ii) as soon as practicable after the close of each fiscal quarter of the Borrower, but not later than ten (10) Business Days after the date such are filed with the Securities and Exchange Commission, an unaudited

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                                                                    11




consolidated balance sheet of the Borrower and the related consolidated statements of income, additional capital and cash flows (or similar statements) for such fiscal quarter.

            6.3 Compliance with Laws. The Borrower shall comply with all applicable laws or other governmental rules and regulations to which it is subject the violation of which would have a material adverse effect on the Borrower's ability to perform its obligations under this Note.

            6.4 Payment of Material Obligations. The Borrower shall, and shall cause the General Partner to, pay and discharge, as the same shall become due and payable, (i) all taxes, assessments and governmental charges levied or imposed upon the Borrower or the General Partner, as the case may be, or upon the income, profits or property of the Borrower or the General Partner, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Borrower or the General Partner, as the case may be (including, without limitation, any of the Collateral); provided that the Borrower and the General Partner shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is contested in good faith by appropriate proceedings diligently pursued and for which the Borrower has established adequate reserves as required by generally accepted accounting principles or the failure to pay which would not have a material adverse effect on the Borrower's ability to perform its obligations under this Note.

            6.5 Transfer of Interest in the General Partner. The Borrower shall use its best efforts to prevent:

                      (i) SEPSCO from transferring any shares of capital stock of the General Partner to any Person other than (a) the Borrower, (b) a permitted assignee under Section 9.2 of this Note from the Borrower, (c) a wholly owned subsidiary of the Borrower, (d) any Person that pledges such shares to the Lender to secure the Borrower's obligations under this Note pursuant to an agreement that contains provisions substantially similar to those set forth in Section 3 (other than Section 3.1(b)) of this Note or (e) in connection with any Permitted Third Party Sale that results in the Pledged Stock no longer constituting Collateral,

                     (ii) the General Partner from issuing any shares of its capital stock to any Person other than (a) the Borrower, (b) a permitted assignee under Section 9.2 of this Note from the Borrower or (c) any Person that pledges such shares to the Lender to secure the Borrower's obligation under this Note pursuant to an agreement that contains provisions substantially similar to those set forth in Section 3 (other than Section 3.1(b)) of this Note, or

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                                                                    12




                    (iii) any shares of the capital stock of SEPSCO from being acquired by any Person, other than (a) the Borrower, (b) a wholly owned subsidiary of the Borrower that agrees to be bound by this Section 6.5, or (c) a permitted assignee under Section 9.2 of this Note from the Borrower, at any time that SEPSCO owns any shares of the capital stock of the General Partner. Notwithstanding anything to the contrary contained in this Note, but subject to
Section 3.1(b), the General Partner and the Borrower may effect the General Partner Merger.

            6.6 Actions by the General Partner. Prior to the General Partner Merger, the Borrower shall prevent the General Partner from (a) incurring any indebtedness for borrowed money, unless the General Partner grants to the Lender a first priority continuing security interest in Retained Assets and/or cash and Cash Equivalents and/or Marketable Securities having an aggregate Value equal to or greater than the then outstanding principal amount of this Note, in a manner substantially similar to the security interest to be granted by the Borrower pursuant to Section 3.1(b) of this Note or (b) Transferring any of the Pledged Retained Assets (or Potential Pledged Retained Assets) in any manner that does not comply with Section 3.2(b); provided, however, that the General Partner may without complying with this Section 6.6(b), (i) consummate the General Partner Merger and (ii) Transfer any Pledged Retained Assets (or Potential Retained Pledged Assets) in one or more transactions on an arms'-length basis with an independent, unrelated third party in which the aggregate net after tax proceeds (together with the net after tax proceeds from all similar previous transactions) does not exceed $5 million.

Section 7.  Defaults and Remedies.

            7.1   Event of Default.  An "Event of Default" shall occur if:

                  (a) the Borrower defaults in the payment of principal or premium of this Note when the same becomes due and payable;

                  (b) the Borrower defaults in the payment of interest on this Note when the same becomes due and payable and such default continues for a period of 5 Business Days;

                  (c) the Borrower defaults (after notice and the expiration of any applicable grace period, if any) in the payment of principal or interest under any indebtedness of the Borrower (other than this Note) or any guarantee by the Borrower of any indebtedness of any Subsidiary of the Borrower (each a "Guarantee Obligation") or defaults in the observance or performance of any other agreement or condition relating to any indebtedness of the Borrower or Guarantee Obligation (the effect of which covenant default is to cause such indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable), if the principal amount of

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such indebtedness or Guarantee Obligation, together with the principal amount of all other such indebtedness and Guarantee Obligations with respect to which a payment default (after notice and the expiration of any applicable grace period or extension of maturity date, if any) has occurred or the maturity of which has been so accelerated or become so payable, exceeds $20 million in the aggregate;

                  (d) the Borrower fails to comply in any material respect with any of its agreements contained in this Note (other than those set forth in any other clause of this Section 7.1) and such failure is not cured within 30 days after notice thereof;

                  (e) one or more final judgments of any competent tribunal(s) aggregating in excess of $5 million shall be rendered against the Borrower, which judgments are not rescinded, discharged, satisfied, vacated, annulled or stayed or bonded pending appeal within 90 days of their entry;

                  (f) this Note (or any other agreement contemplated by Section
6.5 or 6.6 purporting to grant a security interest in property securing this
Note) shall cease to create a valid security interest in any of the Collateral;

                  (g) the General Partner issues any shares of its capital stock to any Person other than as permitted under Section 6.5(ii);

                  (h) SEPSCO transfers any shares of the capital stock of the General Partner to any Person or any shares of SEPSCO's capital stock are acquired by any Person, in either case other than as permitted under Section 6.5(i) or (iii), respectively;

                  (i) the General Partner takes any action which the Borrower has agreed to use best efforts to prevent pursuant to Section 6.6;

                  (j) the Borrower fails to comply in any material respect with
Section 3.1(b) or the second sentence of Section 3.1(c)(i) or Section
3.1(c)(ii);

                  (k)   the Borrower:

                      (i) commences a voluntary case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief from debtors (collectively, "Bankruptcy Laws") seeking to have an order for relief entered with respect to it;

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                                                                    14


                     (ii) consents to the entry of an order for relief against it in an involuntary case commenced under a Bankruptcy Law;

                    (iii) consents to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (a "Custodian") of it or for all or substantially all of its property under a Bankruptcy Law; or

                     (iv) makes a general assignment for the benefit of its creditors;

                  (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (which order or decree remains unstayed and in effect for 90 days) that:

                      (i) is for relief against the Borrower in an involuntary case;

                     (ii) appoints a Custodian of the Borrower or for all or substantially all of its property; or

                    (iii) orders the winding up or liquidation of the Borrower.

            7.2 Acceleration. If an Event of Default occurs under clause (k) or
(l) of Section 7.1, then the principal of and the accrued interest on this Note shall become due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. If any other Event of Default specified in Section 7.1 occurs and is continuing, the Lender, by written notice to the Borrower, may declare the principal of and accrued interest on this Note to be due and payable and upon such declaration such principal and interest shall be due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

            7.3 Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note. Except as otherwise provided by law, a delay or omission by Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.


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                                                                    15




            7.4 Waiver of Defaults. The Lender may waive in writing a default and its consequences. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 8.  Definitions.

            For the purposes of this Note, the following terms shall have the meanings indicated:

            "Affiliate" shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with (either directly or indirectly), such Person (including with respect to the General Partner, without limitation, the Borrower, DWG Acquisition Group, L.P., Nelson Peltz, Peter W. May or any of their respective Affiliates). For purposes of this definition "control" of a Person means the ability to direct the management and policies of such Person whether through the ownership of voting securities or otherwise.

            "Business" shall mean the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies and equipment, including home appliances, and such other businesses in which the Lender was engaged on the date hereof.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Iowa are authorized or required by law to close.

            "Cash Equivalents" shall mean (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing one year or less from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing one year or less from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof from

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                                                                    16




Standard & Poor's Rating Group or P-1 or the equivalent thereof from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing one year or less from the date of acquisition thereof issued by any domestic commercial bank having combined capital and surplus of not less than $250,000,000, the commercial paper or other short term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or the long term debt obligations of which are rated either A- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or A-3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc.; and (v) repurchase agreements and reverse repurchase agreements with any bank meeting the qualifications specified in clause (iv) above relating to securities of the types described in clauses (i), (ii), or
(iv) above, in each case maturing one year or less from the date of acquisition thereof.

            "Closing Price" with respect to any security for any day means the last sale price for securities of the same class as such security on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case reported in the principal consolidated transaction reporting system on the principal National Securities Exchange on which securities of the same class as such security are listed or admitted to trading or, if securities of the same class as such securities are not listed or not admitted to trading on any National Securities Exchange, the last quoted price for securities of the same class as such security on such day or, if not so quoted, the average of the high bid and low asked prices for securities of the same class as such security on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day securities of the same class as such security are not quoted by any such organization, the average of the closing bid and asked prices for securities of the same class as such security on such day as furnished by a professional market maker making a market in securities of the same class as such security selected by the Board of Directors of the Borrower or if on any such day no market maker is making a market in securities of the same class as such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Borrower.

            "Common Unit" shall have the meaning ascribed thereto in the Partnership Agreement and shall also include any security into which such Common Unit is converted or exchanged in connection with any merger, consolidation or recapitalization.

            "Current Trading Price" with respect to any security means the average of the daily Closing Prices for securities of the same class as such security for the 20 consecutive Trading Days immediately prior to such date.

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                                                                    17




            "General Partner" shall mean National Propane Corporation , a Delaware corporation, or after the General Partner Merger, the Borrower.

            "General Partner Merger" shall mean the consolidation or merger of the General Partner with and into the Borrower.

            "Initial Unit Price" shall have the meaning ascribed thereto in the Partnership Agreement.

            "Marketable Securities" shall mean any security issued by a Person primarily engaged in the Business that (i) can be immediately sold to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings such as those required pursuant to Rule 144(h) under the Securities Act of 1933, as amended) and without violation of federal or state securities laws and (ii) is listed on a National Securities Exchange or a recognized foreign securities exchange, carried on an established quotation service for over-the-counter securities or for which market quotations are readily available in either a domestic or recognized foreign over-the-counter market.

            "National Securities Exchange" shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

            "Partnership" shall mean National Propane Partners, L.P., a Delaware limited partnership and its successors.

            "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

            "Permitted Consideration" shall mean consideration received in connection with a sale of all or any portion of the Pledged Stock (or any Collateral permitted hereunder to be substituted therefor) consisting of any combination of cash, Cash Equivalents, Qualified Marketable Securities and Qualified Public Company
Securities.

            "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, governmental agency or other entity.

            "Public Company Securities" shall mean any equity or debt security issued by any Person primarily engaged in the Business required by Section 13(a) or

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                                                                    18




15(d) of the Securities Exchange Act of 1934, as amended, to file periodic reports with the Securities and Exchange Commission that are of the same class (or are convertible, exchangeable or exercisable into securities of the same class) as any class of securities listed on a National Securities Exchange.

            "Qualified Marketable Securities" shall mean any Marketable Security received by the Borrower or the General Partner in connection with a Significant Transaction and that is issued by the acquiring Person, or such Person's direct or indirect parent, in connection with such transaction.

            "Qualified Public Company Securities" shall mean any Public Company Security received by the Borrower or the General Partner in connection with a Significant Transaction and that is issued by the acquiring Person, or such Person's direct or indirect parent, in connection with such transaction.

            "Qualified Transferee" shall mean any Person that has, at the time of determination (after giving effect to the transactions giving rise to the need to make such determination), a consolidated net worth (determined in accordance with generally accepted accounting principles) of not less than the greater of (a) $43 million and (b) the consolidated net worth of the Borrower immediately prior to such transaction.

            "Retained Assets" shall mean any combination of (i) Common Units,
(ii) Subordinated Units, (iii) Qualified Public Company Securities and Qualified Marketable Securities, (iv) cash and Cash Equivalents received upon the sale of any Retained Assets, and (v) and cash and Cash Equivalents designated by the General Partner as Pledged Retained Assets (or Potential Pledged Retained Assets) pursuant to Section 3.2(b).

            "SEPSCO" shall mean Southeastern Public Service Company, a Delaware corporation.

            "Significant Transaction" shall mean (i) the merger, consolidation or sale of all or substantially all of the assets of the Partnership or the Lender, (ii) the sale of all of the Pledged Stock or (iii) the merger, consolidation or sale of all or substantially all of the assets of the General Partner, in each case to a Person that, directly or indirectly, is primarily engaged in the Business.

            "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

            "Subordinated Unit" shall have the meaning ascribed thereto in the Partnership Agreement and shall also include any security into which such

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                                                                    19




Subordinated Unit is converted or exchanged in connection with any merger, consolidation or recapitalization.

            "Trading Day" means a day on which the principal National Securities Exchange on which securities of the same class as the referent security are listed or admitted to trading is open for the transaction of business or, if securities of the same class as the referent security are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

            "UCC" shall mean the Uniform Commercial Code or similar statute in effect from time to time in any applicable jurisdiction.

            "Unsubordinated General Partner Interest" shall have the meaning ascribed thereto in the Partnership Agreement.

            "Units" shall have the meaning ascribed thereto in the Partnership Agreement.

            "Value" shall mean, with respect to the Pledged Retained Assets, the Potential Pledged Retained Assets or the Permitted Consideration as at the date of determination, the following: (i) with respect to a Common Unit, 50% of the Current Trading Price of a Common Unit, (ii) with respect to a Subordinated Unit, one-half of the value (as determined in good faith by the General Partner) of the consideration received by the General Partner in connection with the most recent sale, assignment or transfer (including, without limitation, the transaction which gives rise to the need to make such determination) by the General Partner to an unaffiliated third party of a Subordinated Unit, or if the General Partner has not so sold, assigned or transferred any Subordinated Units, the amount determined in clause (i) above, (iii) with respect to cash or Cash Equivalents, 100% of the face value thereof, (iv) with respect to any Marketable Security, 50% of the Current Trading Price therefor, and (v) with respect to any Public Company Security, 50% of the Current Trading Price therefor.

Section 9.  Miscellaneous.

            9.1 Amendment. The terms of this Note may be amended only by the written agreement of the Lender and the Borrower.

            9.2 Successors and Assigns. This Note shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Borrower and the Lender. The obligations of the Borrower under this Note may not be assigned without the written consent of the Lender; provided, however, that the Borrower may, without the consent of the Lender, assign its obligations under this Note to, and this

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                                                                    20




Note may be assumed by, any Qualified Transferee that directly or indirectly through any Person that is its direct or indirect wholly owned subsidiary or parent (i)(a) acquires the General Partner (whether by merger, consolidation, acquisition of all of the stock of the General Partner or otherwise) or all or substantially all of the assets of the General Partner and (b) grants a first priority security interest in the stock of the General Partner so acquired, or, if no stock of the General Partner is so acquired, in the lesser of (A) all Retained Assets held by the General Partner immediately prior to such acquisition and (B) Retained Assets having an aggregate Value equal to or greater than the then outstanding principal amount of this Note or (ii)(a) acquires the Partnership or the Lender (whether by merger, consolidation, acquisition of all of the Units or partnership interests or otherwise) or all or substantially all of the assets of the Partnership or the Lender and (b) grants a first priority security interest in any combination of cash and Cash Equivalents or Marketable Securities and Public Company Securities issued by such acquiring Person (or by the direct or indirect parent or subsidiary of such Person that is that the most proximate issuer (in terms of corporate structure) of Marketable Securities or Public Company Securities) having an aggregate Value equal to or greater than the then outstanding principal amount of this Note. This Note may not be assigned by the Lender without the written consent of the Borrower.

            9.3   Consent to Assignment.  The Borrower hereby:

                      (i) irrevocably consents to the assignment by the Lender to The Bank of New York, in its capacity as Trustee (the "Trustee"), appointed under the Intercreditor and Trust Agreement, dated as of June 26, 1996 (the "Trust Agreement"), among the Lender, the General Partner, National Propane SGP, Inc., the banks listed as parties thereto, the note holders listed as parties thereto and the other parties thereto, for the benefit of the Note Holders, Bank Lenders and Parity Lenders (each as defined in the Trust Agreement), pursuant to the Pledge and Security Agreement, dated as of June 26, 1996 (the "Security Agreement"), among the grantors named therein and the Trustee, as amended, modified or supplemented from time to time, of all of the Lender's right, title and interest in, to and under this Note, as collateral security for the Secured Obligations (as defined in the Security Agreement);

                     (ii) irrevocably consents to any subsequent assignment by the Trustee on behalf of the holders of the Secured Obligations made in accordance with the terms of the Trust Agreement and the Security Agreement, upon and after receipt by the Borrower of written notice from the Trustee that it desires to and is permitted under the Trust Agreement and Security Agreement to exercise its rights and remedies as a secured party under the Trust Agreement and Security Agreement, including, without limitation, the acquisition of all of the Lender's existing and future rights under this Note in foreclosure or otherwise, or the assignment of this Note to any Person who is a transferee and any subsequent assignment by such transferee;

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                                                                    21




                    (iii) agrees that the Trustee and the holders of the Secured Obligations shall not, prior to becoming a transferee, be subject to any liability or obligation hereunder; and

                     (iv) acknowledges the right of the Trustee, following the occurrence of an Event of Default (as defined in the Trust Agreement), to exercise in accordance with the terms of the Security Agreement and the Trust Agreement its rights under the Security Agreement as a secured creditor and collateral assignee of this Note, to make all demands, give all notices, take all actions and exercise all rights of the Lender under this Note.

            9.4   GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK APPLICABLE TO INSTRUMENTS MADE AND TO BE
PERFORMED ENTIRELY WITHIN SUCH STATE.

                              TRIARC COMPANIES, INC.


                              By:  /s/ JOHN L. COHLAN
                                  ___________________
                                 Name: J0HN L. COHLAN
                                 Title:Senior Vice President






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